Exhibit 99.3

Bristol-Myers Squibb to Acquire Celgene to Create a Premier
 Innovative Biopharma Company

•     Highly Complementary Portfolios with Leading Franchises in Oncology, Immunology and Inflammation and Cardiovascular Disease

•     Significantly Expands Phase III Assets with Six Expected Near-Term Product Launches, Representing Greater Than $15 Billion in Revenue Potential

•     Registrational Trial Opportunities and Early-Stage Pipeline Position Combined Company for Sustained Leadership Underpinned by Cutting-Edge Technologies and Discovery Platforms

•     Strong Combined Cash Flows, Enhanced Margins and EPS Accretion of Greater Than 40% in First Full Year

•     Approximately $2.5 Billion of Expected Run-Rate Cost Synergies to Be Achieved by 2022

NEW YORK & SUMMIT, N.J., January 3, 2019 – Bristol-Myers Squibb Company (NYSE:BMY) and Celgene Corporation (NASDAQ:CELG) today announced that they have entered into a definitive merger agreement under which Bristol-Myers Squibb will acquire Celgene in a cash and stock transaction with an equity value of approximately $74 billion. Under the terms of the agreement, Celgene shareholders will receive 1.0 Bristol-Myers Squibb share and $50.00 in cash for each share of Celgene. Celgene shareholders will also receive one tradeable Contingent Value Right (CVR) for each share of Celgene, which will entitle the holder to receive a payment for the achievement of future regulatory milestones. The Boards of Directors of both companies have approved the combination.

The transaction will create a leading focused specialty biopharma company well positioned to address the needs of patients with cancer, inflammatory and immunologic disease and cardiovascular disease through high-value innovative medicines and leading scientific capabilities. With complementary areas of focus, the combined company will operate with global reach and scale, maintaining the speed and agility that is core to each company’s strategic approach.

Based on the closing price of Bristol-Myers Squibb stock of $52.43 on January 2, 2019, the cash and stock consideration to be received by Celgene shareholders at closing is valued at $102.43 per Celgene share and one CVR (as described below). When completed, Bristol-Myers Squibb shareholders are expected to own approximately 69 percent of the company, and Celgene shareholders are expected to own approximately 31 percent.

“Together with Celgene, we are creating an innovative biopharma leader, with leading franchises and a deep and broad pipeline that will drive sustainable growth and deliver new options for patients across a range of serious diseases,” said Giovanni Caforio, M.D., Chairman and Chief Executive Officer of Bristol-Myers Squibb. “As a combined entity, we will enhance our leadership positions across our portfolio, including in cancer and immunology and inflammation. We will also benefit from an expanded early- and late-stage pipeline that includes six expected near-term product launches. Together, our pipeline holds significant promise for patients, allowing us to accelerate new options through a broader range of cutting-edge technologies and discovery platforms.”

Dr. Caforio continued, “We are impressed by what Celgene has accomplished for patients, and we look forward to welcoming Celgene employees to Bristol-Myers Squibb. Our new company will continue the strong patient focus that is core to both companies’ missions, creating a shared organization with a goal of discovering, developing and delivering innovative medicines for patients with serious diseases. We are confident we will drive value for shareholders and create opportunities for employees.”

“For more than 30 years, Celgene’s commitment to leading innovation has allowed us to deliver life-changing treatments to patients in areas of high unmet need. Combining with Bristol-Myers Squibb, we are delivering immediate and substantial value to Celgene shareholders and providing them meaningful participation in the long-term growth opportunities created by the combined company,” said Mark Alles, Chairman and Chief Executive Officer of Celgene. “Our employees should be incredibly proud of what we have accomplished together and excited for the opportunities ahead of us as we join with Bristol-Myers Squibb, where we can further advance our mission for patients. We look forward to working with the Bristol-Myers Squibb team as we bring our two companies together.”

Compelling Strategic Benefits

•	Leading franchises with complementary product portfolios provide enhanced scale and balance. The combination creates:
o	Leading oncology franchises in both solid tumors and hematologic malignancies led by Opdivo and Yervoy as well as Revlimid and Pomalyst;
o	A top five immunology and inflammation franchise led by Orencia and Otezla; and
o	The #1 cardiovascular franchise led by Eliquis.
The combined company will have nine products with more than $1 billion in annual sales and significant potential for growth in the core disease areas of oncology, immunology and inflammation and cardiovascular disease.

•	Near-term launch opportunities representing greater than $15 billion in revenue potential. The combined company will have six expected near-term product launches:
o	Two in immunology and inflammation, TYK2 and ozanimod; and
o	Four in hematology, luspatercept, liso-cel (JCAR017), bb2121 and fedratinib.
These launches leverage the combined commercial capabilities of the two companies and will broaden and enhance Bristol-Myers Squibb’s market position with innovative and differentiated products. This is in addition to a significant number of lifecycle management registrational readouts expected in Immuno-Oncology (IO).

•
Early-stage pipeline builds sustainable platform for growth. The combined company will have a deep and diverse early-stage pipeline across solid tumors and hematologic malignancies, immunology and inflammation, cardiovascular disease and fibrotic disease leveraging combined strengths in innovation. The early-stage pipeline includes 50 high potential assets, many with important data readouts in the near-term. With a significantly enhanced early-stage pipeline, Bristol-Myers Squibb will be well positioned for long-term growth and significant value creation.

•
Powerful combined discovery capabilities with world-class expertise in a broad range of modalities. Together, the Company will have expanded innovation capabilities in small molecule design, biologics/synthetic biologics, protein homeostasis, antibody engineering and cell therapy. Furthermore, strong external partnerships provide access to additional modalities.

Compelling Financial Benefits

•
Strong returns and significant immediate EPS accretion. The transaction’s internal rate of return is expected to be well in excess of Celgene’s and Bristol-Myers Squibb’s cost of capital. The combination is expected to be more than 40 percent accretive to Bristol-Myers Squibb’s EPS on a standalone basis in the first full year following close of the transaction.

•
Strong balance sheet and cash flow generation to enable significant investment in innovation. With more than $45 billion of expected free cash flow generation over the first three full years post-closing, the Company is committed to maintaining strong investment grade credit ratings while continuing its dividend policy for the benefit of Bristol-Myers Squibb and Celgene shareholders. Bristol-Myers Squibb will also have significant financial flexibility to realize the full potential of the enhanced late- and early-stage pipeline.

•
Meaningful cost synergies. Bristol-Myers Squibb expects to realize run-rate cost synergies of approximately $2.5 billion by 2022. Bristol-Myers Squibb is confident it will achieve efficiencies across the organization while maintaining a strong, core commitment to innovation and delivering the value of the portfolio.

Terms and Financing
Based on the closing price of Bristol-Myers Squibb stock on January 2, 2019, the cash and stock consideration to be received by Celgene shareholders is valued at $102.43 per share. The cash and stock consideration represents an approximately 51 percent premium to Celgene shareholders based on the 30-day volume weighted average closing stock price of Celgene prior to signing and an approximately 54 percent premium to Celgene shareholders based on the closing stock price of Celgene on January 2, 2019. Each share also will receive one tradeable CVR, which will entitle its holder to receive a one-time potential payment of $9.00 in cash upon FDA approval of all three of ozanimod (by December 31, 2020), liso-cel (JCAR017) (by December 31, 2020) and bb2121 (by March 31, 2021), in each case for a specified indication.

The transaction is not subject to a financing condition. The cash portion will be funded through a combination of cash on hand and debt financing. Bristol-Myers Squibb has obtained fully committed debt financing from Morgan Stanley Senior Funding, Inc. and MUFG Bank, Ltd. Following the close of the transaction, Bristol-Myers Squibb expects that substantially all of the debt of the combined company will be pari passu.

Accelerated Share Repurchase Program
Bristol-Myers Squibb expects to execute an accelerated share repurchase program of up to approximately $5 billion, subject to the closing of the transaction, market conditions and Board approval.

Corporate Governance
Following the close of the transaction, Dr. Caforio will continue to serve as Chairman of the Board and Chief Executive Officer of the company. Two members from Celgene’s Board will be added to the Board of Directors of Bristol-Myers Squibb. The combined company will continue to have a strong presence throughout New Jersey.

Approvals and Timing to Close
The transaction is subject to approval by Bristol-Myers Squibb and Celgene shareholders and the satisfaction of customary closing conditions and regulatory approvals. Bristol-Myers Squibb and Celgene expect to complete the transaction in the third quarter of 2019.

Advisors
Morgan Stanley & Co. LLC is serving as lead financial advisor to Bristol-Myers Squibb, and Evercore and Dyal Co. LLC are serving as financial advisors to Bristol-Myers Squibb. Kirkland & Ellis LLP is serving as Bristol-Myers Squibb’s legal counsel. J.P. Morgan Securities LLC is serving as lead financial advisor and Citi is acting as financial advisor to Celgene. Wachtell, Lipton, Rosen & Katz is serving as legal counsel to Celgene.

Bristol-Myers Squibb 2019 EPS Guidance
In a separate press release issued today, Bristol-Myers Squibb announced its 2019 EPS guidance for full-year 2019, which is available on the “Investor Relations” section of the Bristol-Myers Squibb website at https://www.bms.com/investors.html.

Conference Call
Bristol-Myers Squibb and Celgene will host a conference call today, at 8:00 a.m. ET to discuss the transaction. The conference call can be accessed by dialing (800) 347-6311 (U.S. / Canada) or (786) 460-7199 (International) and giving the passcode 4935567. A replay of the call will be available from January 3, 2019 until January 17, 2019 by dialing (888) 203-1112 (U.S. / Canada) or (719) 457-0820 (International) and giving the passcode 4935567.

A live webcast of the conference call will be available on the investor relations section of each company’s website at Bristol-Myers Squibb https://www.bms.com/investors.html and Celgene https://ir.celgene.com/investors/default.aspx.

Presentation and Infographic
Associated presentation materials and an infographic regarding the transaction will be available on the investor relations section of each company’s website at Bristol-Myers Squibb https://www.bms.com/investors.html and Celgene https://ir.celgene.com/investors/default.aspx as well as a joint transaction website at www.bestofbiopharma.com.

About Bristol-Myers Squibb
Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information about Bristol-Myers Squibb, visit us at BMS.com or follow us on LinkedIn, Twitter, YouTube and Facebook.

About Celgene
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of innovative therapies for the treatment of cancer and inflammatory diseases through next-generation solutions in protein homeostasis, immuno-oncology, epigenetics, immunology and neuro-inflammation. For more information, please visit www.celgene.com. Follow Celgene on Social Media: @Celgene, Pinterest, LinkedIn, Facebook and YouTube

Important Information For Investors And Stockholders
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. It does not constitute a prospectus or prospectus equivalent document. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

In connection with the proposed transaction between Bristol-Myers Squibb Company (“Bristol-Myers Squibb”) and Celgene Corporation (“Celgene”), Bristol-Myers Squibb and Celgene will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a Bristol-Myers Squibb registration statement on Form S-4 that will include a joint proxy statement of Bristol-Myers Squibb and Celgene that also constitutes a prospectus of Bristol-Myers Squibb, and a definitive joint proxy statement/prospectus will be mailed to stockholders of Bristol-Myers Squibb and Celgene. INVESTORS AND SECURITY HOLDERS OF BRISTOL-MYERS SQUIBB AND CELGENE ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by Bristol-Myers Squibb or Celgene through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Bristol-Myers Squibb will be available free of charge on Bristol-Myers Squibb’s internet website at https://www.bms.com/ under the tab, “Investors” and under the heading “Financial Reporting” and subheading “SEC Filings” or by contacting Bristol-Myers Squibb’s Investor Relations Department through https://www.bms.com/investors/investor-contacts.html. Copies of the documents filed with the SEC by Celgene will be available free of charge on Celgene’s internet website at https://www.celgene.com/ under the tab “Investors” and under the heading “Financial Information” and subheading “SEC Filings” or by contacting Celgene’s Investor Relations Department at ir@celgene.com.

Certain Information Regarding Participants
Bristol-Myers Squibb, Celgene, and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Bristol-Myers Squibb is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 13, 2018, its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on March 22, 2018, and its Current Report on Form 8-K, which was filed with the SEC on August 28, 2018. Information about the directors and executive officers of Celgene is set forth in its Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the SEC on February 7, 2018, its proxy statement for its 2018 annual meeting of stockholders, which was filed with the SEC on April 30, 2018, and its Current Reports on Form 8-K, which were filed with the SEC on June 1, 2018, June 19, 2018 and November 2, 2018. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. You may obtain these documents (when they become available) free of charge through the website maintained by the SEC at http://www.sec.gov and from Investor Relations at Bristol-Myers Squibb or Celgene as described above.

Cautionary Statement Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Bristol-Myers Squibb’s and Celgene’s control. Statements in this communication regarding Bristol-Myers Squibb, Celgene and the combined company that are forward-looking, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on Bristol-Myers Squibb’s and Celgene’s business and future financial and operating results, the amount and timing of synergies from the proposed transaction, the terms and scope of the expected financing for the proposed transaction, the aggregate amount of indebtedness of the combined company following the closing of the proposed transaction, expectations regarding cash flow generation, accretion to non-GAAP earnings per share, capital structure, debt repayment, adjusted leverage ratio and credit ratings following the closing of the proposed transaction, Bristol-Myers Squibb’s ability and intent to conduct a share repurchase program and declare future dividend payments, the combined company’s pipeline, intellectual property protection and R&D spend, the timing and probability of a payment pursuant to the contingent value right consideration, and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond Bristol-Myers Squibb’s and Celgene’s control. These factors include, among other things, effects of the continuing implementation of governmental laws and regulations related to Medicare, Medicaid, Medicaid managed care organizations and entities under the Public Health Service 340B program, pharmaceutical rebates and reimbursement, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, changes to business or tax planning strategies, difficulties and delays in product development, manufacturing or sales including any potential future recalls, patent positions and the ultimate outcome of any litigation matter. These factors also include the combined company’s ability to execute successfully its strategic plans, including its business development strategy, the expiration of patents or data protection on certain products, including assumptions about the combined company’s ability to retain patent exclusivity of certain products, the impact and result of governmental investigations, the combined company’s ability to obtain necessary regulatory approvals or obtaining these without delay, the risk that the combined company’s products prove to be commercially successful or that contractual milestones will be achieved. Similarly, there are uncertainties relating to a number of other important factors, including: results of clinical trials and preclinical studies, including subsequent analysis of existing data and new data received from ongoing and future studies; the content and timing of decisions made by the U.S. FDA and other regulatory authorities, investigational review boards at clinical trial sites and publication review bodies; the ability to enroll patients in planned clinical trials; unplanned cash requirements and expenditures; competitive factors; the ability to obtain, maintain and enforce patent and other intellectual property protection for any product candidates; the ability to maintain key collaborations; and general economic and market conditions. Additional information concerning these risks, uncertainties and assumptions can be found in Bristol-Myers Squibb’s and Celgene’s respective filings with the SEC, including the risk factors discussed in Bristol-Myers Squibb’s and Celgene’s most recent Annual Reports on Form 10-K, as updated by their Quarterly Reports on Form 10-Q and future filings with the SEC. It should also be noted that projected financial information for the combined businesses of Bristol-Myers Squibb and Celgene is based on management’s estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of Bristol-Myers Squibb or Celgene. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to, the risks that: a condition to the closing of the proposed acquisition may not be satisfied; a regulatory approval that may be required for the proposed acquisition is delayed, is not obtained or is obtained subject to conditions that are not anticipated; Bristol-Myers Squibb is unable to achieve the synergies and value creation contemplated by the proposed acquisition; Bristol-Myers Squibb is unable to promptly and effectively integrate Celgene’s businesses; management’s time and attention is diverted on transaction-related issues; disruption from the transaction makes it more difficult to maintain business, contractual and operational relationships; the credit ratings of the combined company declines following the proposed acquisition; legal proceedings are instituted against Bristol-Myers Squibb, Celgene or the combined company; Bristol-Myers Squibb, Celgene or the combined company is unable to retain key personnel; and the announcement or the consummation of the proposed acquisition has a negative effect on the market price of the capital stock of Bristol-Myers Squibb and Celgene or on Bristol-Myers Squibb’s and Celgene’s operating results. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Bristol-Myers Squibb or Celgene. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the proposed transaction and/or Bristol-Myers Squibb or Celgene, Bristol-Myers Squibb’s ability to successfully complete the proposed transaction and/or realize the expected benefits from the proposed transaction. You are cautioned not to rely on Bristol-Myers Squibb’s and Celgene’s forward-looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Neither Bristol-Myers Squibb nor Celgene assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

Contacts

BRISTOL-MYERS SQUIBB
Media:
Laura Hortas
609-252-4587
laura.hortas@bms.com

Investors:
Tim Power
609-252-7509
timothy.power@bms.com

CELGENE
Investors:
908-673-9628
ir@celgene.com

or

Media:
908-673-2275
media@celgene.com